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                                  EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of Coram Healthcare Corporation on Form S-3 of our report dated November 17, 1993 (December 23, 1993 as to Note 17) (relating to the financial statements of T2 Medical Inc. not presented separately herein) appearing in the Annual Report on Form 10-K of Coram Healthcare Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



                                        /s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
September 24, 1996